McGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants


                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated April 23, 1999, on the financial statements of New York Equity Fund series of The New York State Opportunity Funds referred to therein, in Post Effective Amendment No. 4 to the Registration Statement on Form N-1A, file No. 333-17381, as filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Independent Auditors".


                                                     /s/ McGladrey & Pullen, LLP
                                                     McGladrey & Pullen, LLP

New York, New York
July 30, 1999